EXHIBIT 23

                          INDEPENDENT AUDITOR'S CONSENT

To the Stockholders
Lee Enterprises, Incorporated
  and Subsidiaries
Davenport, Iowa

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 2-56652, No. 2-77121, No. 2-58393, No. 33-19725, No. 33-46708, No.
333-6435 and No. 333-6433 and in the related Prospectuses of our report dated November 9, 2001 with respect to the financial statements of Lee Enterprises, Incorporated, incorporated by reference and the schedule included in this Annual Report on Form 10-K for the year ended September 30, 2001 and to the reference to us under the heading "Experts" in such Prospectuses.

/s/ McGladrey & Pullen, LLP
---------------------------

Davenport, Iowa
December 27, 2001